Exhibit 10.10

        Employment Agreement (Avalon Media Group, Inc. - Peter Waraksa)

                              EMPLOYMENT AGREEMENT

         This Agreement, dated the 1st day of June, 1999, by and between AVALON MEDIA GROUP, INC., a corporation organized and existing under the laws of the State of Tennessee (referred to as "Employer") and PETER P. WARAKSA, an individual (referred to as "Employee").

         In consideration of the mutual convenants contained in this agreement, and other good and valuable consideration, the parties agree as follows:

                                  SECTION ONE

                                   EMPLOYMENT

         Employer hereby agrees to employ Employee, and Employee agrees to serve as an employee of Employer and in addition, as needed, as an employee of one or more of its subsidiaries, during the Period of Employment, as defined in Section Two, in such executive capacity as is decided from time to time by the Employer's Board of Directors. During the Period of Employment, Employee also agrees, if elected, to serve as a Director of the Board of Directors of Employer, as well as a member of any committee of the Board of Directors of the Employer to which Employee may be elected or appointed. At its meeting to be held on the same date of this Agreement, the Board of Directors of Employer will, at its sole discretion, elect Employee to the additional post of President and Chief Operating Officer of Employer effective as of the date of this Agreement and it is the intention of the Board of Directors to reelect Employee to such positions where necessary to comply with the Employer's Articles and ByLaws during the balance of the Period of Employment.

                                  SECTION TWO

                              PERIOD OF EMPLOYMENT

         The "Period of Employment" shall be the period commencing on June 1, 1999 and ending on June 1, 2002, and the period of any extensions in accordance with the further provisions of this Section. Unless otherwise extended, modified, or terminated, the Period of Employment shall be extended on a month-to-month basis automatically without further action by either party, unless either party shall have served written notice to the other party at least Thirty (30) days prior to the contemplated termination date.

                                 SECTION THREE

                     DUTIES DURING THE PERIOD OF EMPLOYMENT

         Employee shall devote his full time, attention and best efforts to the affairs of Employer and its affiliates and subsidiaries during the Period of Employment. Employee shall perform all duties and tasks requested by and at the direction of the Employer's Board of Directors. Employee will not be required to perform any duties or tasks of an unlawful or immoral nature or that would in any way compromise Employee's religious beliefs.

                                  SECTION FOUR

                           CURRENT CASH COMPENSATION

         (a) REIMBURSEMENT. Employer agrees to reimburse Employee upon execution of this Agreement a total of Ten Thousand Dollars ($10,000) for and in consideration of past business expenses borne by Employee (the "Reimbursement"). However, in the event Employee should terminate this Agreement at any time prior to June 1, 2000 for any reason other than for Employer's adjudicated material breach of this Agreement, Employee shall be required to immediately return the Reimbursement to Employer.

         (b) BASE ANNUAL SALARY. Employer will pay to Employee during the Period of Employment a base annual salary of Eighty Thousand Dollars ($80,000), payable in substantially equal bi-monthly (twice monthly) installments during each calendar year, or portion of a year, of the Period of Employment; provided, however, that the Employer shall review annually, and in light of such review may, in the sole discretion of the Board of Directors, increase such base annual salary taking into account such things as Employee's then responsibilities, profitability of Employer, increases in the cost of living, increases in compensation of other executives of Employer and its subsidiaries, and other pertinent factors.

         (c) BONUS. During the Period of Employment, Employer, in its sole discretion, will award Employee certain quarterly bonuses based on his performance and other factors; provided, however, that such bonuses shall not exceed Ten Thousand Dollars ($10,000) each quarter or Forty Thousand Dollars ($40,000) annually for each year of Employee's service under this Agreement. If the Period of Employment should terminate other than at the end of bonus quarter, Employer will pay Employee as his last bonus a prorated amount over the number of complete weeks of service during the last three months of service. While not being legally required to pay any bonus, Employer agrees to take into account, in determining the amount of any quarterly bonuses, the factors described in paragraph (a) of this Section, including the gross revenues of the Employer. In addition, Employer will disclose and make known in detail to Employee all such factors to be considered in determining a bonus prior to the beginning of each quarter. The bonus in respect to any quarter shall be paid on or before the last day of the month following the quarter.

                                  SECTION FIVE

                                STOCK INCENTIVES

         On the date of this Agreement, Employer shall grant to Employee an option to purchase shares of Employer's parent corporation's common stock according to the following vesting schedule:

                  VESTING DATE          NO. OF SHARES        EXERCISE PRICE
                  ------------          -------------        --------------
                  June 1, 2000          50,000               $1.00 per share
                  June 1, 2001          50,000               $2.00 per share
                  June 1, 2002          50,000               $3.00 per share

         No shares may be purchased under this option before June 1, 2000. In addition, and not-with-standing anything contained herein to the contrary, any and all stock options that have not been exercised, whether or not such options have vested, as of the termination of this Agreement, whether such termination is with or without cause, shall immediately terminate, expire and become void entirely at such termination. In the event of any merger, consolidation or other reorganization of Employer in which Employer is not the surviving or continuing corporation, unless the surviving corporation agrees to grant Employee options on terms substantially equivalent to the foregoing, all or a portion of the shares remaining subject to the option may be purchased by Employee immediately.

                                  SECTION SIX

                            OTHER EMPLOYEE BENEFITS

         (a) VACATION AND SICK LEAVE. Employee shall be entitled to reasonable paid annual vacation periods and to reasonable sick leave. Unless otherwise approved by Employer's Board of Directors, Employee shall be entitled to two (2) weeks paid vacation during the first year of the Period of Employment, three (3) weeks paid vacation during the second year of the Period of Employment, and four
(4) weeks paid vacation during the third and final year of the Period of Employment.

         (b) REGULAR REIMBURSED BUSINESS EXPENSES. Employer shall reimburse Employee for all expenses and disbursements directly related to Employer's business and reasonably incurred by Employee in the performance of his duties during the Period of Employment that have been approved in advance by Employer.

         (c) EMPLOYER'S BENEFIT PLANS OR ARRANGEMENTS. In addition to the cash compensation provided for in Section Four, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all employee benefit plans of Employer, as presently in effect or as they may be modified or added to by the Employer from time to time.

         (d) REIMBURSEMENT FOR TEMPORARY AND INCIDENTAL EXPENSES. In consideration of Employee's acceptance of employment pursuant to this Agreement, Employee expects to incur certain special and temporary expenses for which Employer agrees to reimburse Employee, subject to the further provisions of this paragraph (e), namely: (i) reasonable travel and lodging expenses to and from the Employer's other offices where ever located which are incurred by Employee during the Period of Employment, and (ii) if Employee is transferred to another location at the request of the Employer, any reasonable moving expenses from the City of Knoxville to such new business location. Employee must receive prior written approval for any and all such Temporary and Incidental

Expenses, and shall furnish Employer with itemized receipts and vouchers covering such expenses in order to be reimbursed by Employer.

         (e) MEDICAL AND DENTAL INSURANCE COVERAGE. Employer will provide Employee with medical and dental insurance which is substantially comparable to that provided by Employer to its current employees.

         (f) PENSION BENEFITS. Employee (and to spouse or beneficiary, if the form of pension includes a continuing payment to spouse or beneficiary after death) shall be entitled to participate in any pension plans established and provided by Employer with terms as shall be offered to any other Executive Officer of Employer.

                                 SECTION SEVEN

                                  TERMINATION

         (a) TERMINATION BY EMPLOYER WITHOUT CAUSE; VOLUNTARY TERMINATIONS. Either party may terminate this Agreement at any time with or without cause upon thirty (30) days written notice to the other party. If Employer should terminate the Period of Employment without cause, other than for material breach or just cause, as defined herein, Employer shall forthwith pay to Employee a severance benefit in one lump sum according to the following severance schedule:

         TERMINATION DATE                           SEVERANCE BENEFIT
         ----------------                           -----------------

         Termination on or before January 1, 2000   No severance benefit
         Termination after January 1, 2000,
           and before June 1, 2000                  One (1) Month Base Salary
         Termination after June 1, 2000,
           and before June 1, 2001                  Two (2) Months Base Salary
         Termination after June 1, 2001,
           And before June 1, 2002                  Three (3) Months Base Salary

         Not-with-standing anything contained herein to the contrary, Employee shall not be entitled to any severance benefits upon the termination by Employee of this Agreement, or the for cause termination by Employer.

         (b) TERMINATION BY EMPLOYER FOR CAUSE. Employer may terminate this Agreement at any time for a Breach or Just Cause. As used herein, "Breach" and "Just Cause" shall mean the breach of any term of this Agreement, any willful misconduct or derogation in following the directions of the Employer's Chief Executive Officer or Board of Directors; commission by the Employee of a felony under the laws of any state or the United States of America; alcohol abuse of the Employee while on or off the job which interferes with the Employee's ability to perform his duties pursuant to this Agreement; abuse by the Employee of any substance which interferes with the Employee's mental faculties and/or physical performance, including but not limited to alcohol, illicit drugs, and prescription drugs; mental incompetency of the Employee; excessive absenteeism not related to illness, sick leave or vacations; dishonesty; conflicts of interest; any disability of Employee that would prevent Employee from performing his duties under this Agreement; repeated conduct of the Employee which violates any written rules, policy or guidelines established by the Employer; any course of conduct of the Employee which proves to be detrimental to the Employer.

         (c) RESIGNATION OF EMPLOYEE. If during the Period of Employment, Employee shall exercise his right of voluntary termination of this Agreement pursuant to this Section Seven, Employee shall immediately resign as Director and as an Officer of Employer, and Employee hereby agrees that any termination by either party of this Agreement shall constitute the voluntary resignation by Employee as a Director and Officer of Employer.

                                 SECTION EIGHT

                                 NONDISCLOSURE

         Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential information or proprietary data of Employer and/or its affiliates and subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain. Employee further agrees to keep all terms of this Agreement confidential, and shall not disclose any term of this Agreement to any person or entity, whether or not related to or employed by Employer without the prior written consent of Employer's Board of Directors.

                                  SECTION NINE

                                 NONCOMPETITION

         Employee hereby agrees that at any time while he is employed by Employer, and for a period of two (2) years thereafter, he will not individually or as an employee, partner, officer or agent of any person, firm, partnership, corporation, governmental unit, company or other entity, anywhere within the states of Alabama, Georgia, Mississippi, Kentucky, Tennessee and such other states in which Employer transacts between during the Period of Employment, engage in the business of manufacturing, selling or leasing any cable ad-insertion systems, or engage in the business of selling cable advertising avails. Employee agrees that this noncompetition provision is reasonable and necessary to protect Employer's business, and that Employee's violation of this provision would result in irreparable harm to Employer. In the event Employee breaches this provision, Employer shall be entitled to injunctive relief in addition to any other remedies legally available. This provision shall survive any termination of this Agreement except where Employer terminates this Agreement without cause.

                                  SECTION TEN

                                 GOVERNING LAW

         This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Alabama. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform to such provisions, or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion of this agreement.

                                 SECTION ELEVEN

                                    NOTICES

         All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Employer's case, to its Secretary) or thirty-six (36) hours after deposit in the United States mails, postage prepaid, for delivery as registered or certified mail, addressed, in the case of Employee, to the employee's residential address, and in the case of Employer, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party. In lieu of personal notice or notice by deposit in the United States mail, a party may give notice by telegram or telex.

                                 SECTION TWELVE

                         REPRESENTATIVES AND WARRANTIES

         Employer represents and warrants that the execution of this Agreement has been duly authorized by resolution of its Board of Directors, and that this Agreement constitutes a valid and binding obligation of Employer in accordance with its terms. Employee represents and warrants that any and all information relating in any way to Employer or Employer's business has been disclosed to Employer prior to the date of this Agreement, and that such information is true and correct, and that no material information relating in any way to Employer and Employee's decision to accept employment with Employer was intentionally, recklessly or negligently omitted from being disclosed to Employer.

                                SECTION THIRTEEN

                                INDEMNIFICATION

         Employee agrees to indemnify and hold harmless Employer from and against any losses, claims, damages, liabilities and/or expenses relating in any way to the Employee or Employer's business, arising prior to the date of this Agreement or during the term of this Agreement (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which may be proximate cause of Employee's unauthorized actions and that Employer may in any way become subject.

                                SECTION FOURTEEN

                                 MISCELLANEOUS

         This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and its affiliates or subsidiaries and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries and to the benefit of Employer and its successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        AVALON MEDIA GROUP, INC.


                                        By:   /s/ MR. JAMES M. BOHANNON
                                              -----------------------------
                                              Mr. James M. Bohannon
                                              Its Chairman of the Board

                                              (EMPLOYER)


                                        By:   /s/ MR. PETER P. WARAKSA
                                              -----------------------------
                                              Mr. Peter P. Waraksa

                                              (EMPLOYEE)

STATE OF            TN               )
          -----------------------

COUNTY OF    HAMILTON                )
          -----------------------

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that James B. Bohannon, is signed to the foregoing application as Chairman of AVALON MEDIA GROUP, INC. and who presented proper identification, and acknowledged before me on this day that, being informed of the contents of said application, he signed the same voluntarily.

         Given under my hand and official seal this the 25 day of June, 1999.


                                        /s/ BELINDA PHILLIPS
                                        ---------------------------------
                                        Notary Public
                                        My Commission Expires:  3/21/2001

STATE OF            TN               )
          -----------------------

COUNTY OF    HAMILTON                )
          -----------------------

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Peter P. Waraksa, is signed to the foregoing application and who presented proper identification, and acknowledged before me on this day that, being informed of the contents of said application, he signed the same voluntarily.

         Given under my hand and official seal this the 25 day of June, 1999.

                                        /s/ BELINDA PHILLIPS
                                        ---------------------------------
                                        Notary Public
                                        My Commission Expires:  3/21/2001